                                                                     EXHIBIT 3.2
                                                                     -----------


                              AMENDED AND RESTATED


                                     BY-LAWS

                                       OF

                      MUNICIPAL MORTGAGE AND EQUITY, L.L.C.

                     (a Delaware limited liability company)

                  All capitalized words and terms used in these By-Laws and not defined herein shall have the respective meanings ascribed to them in the Amended and Restated Certificate of Formation and Operating Agreement of Municipal Mortgage and Equity, L.L.C. (the "Company"), as amended from time to time (the "Operating Agreement").

                                   ARTICLE I.

                             Offices and Fiscal Year
                             -----------------------

                  1.1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware until a change in such office is established by resolution of the Board of Directors and a statement of such change is filed in the manner provided by applicable law.

                  1.2. Other Offices. The Company may also have offices and keep its books, documents and records at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

                  1.3. Fiscal Year. The fiscal year of the Company shall end on the last day of December in each year or on such other date as the Board of Directors may designate by resolution.

                                   ARTICLE II.

                            Meetings of Shareholders
                            ------------------------

                  2.1. Annual Meetings. The annual meeting of Shareholders of the Company for the election of the appropriate class and number of Directors, pursuant to the terms of the Operating Agreement, and for the translation of such other business as properly may come before such meeting, shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

                  2.2. Special Meetings. Subject to the provisions of Article 13 of the Operating Agreement, special meetings of Shareholders may be called at any time by the Board of Directors. In addition, a special meeting shall be called by the Board of Directors or the President, promptly upon receipt of a written request therefor from Shareholders holding in the aggregate at least ten percent in interest of the Shares which would be entitled to vote on any



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matter to be considered and acted upon at the special meeting being so called.
If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any Shareholder executing such request may call such meeting. Such special meetings of Shareholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

                  2.3. Notice of Meetings; Waiver. (a) Subject to the provisions of Article 13 of the Operating Agreement, the Secretary or any Assistant Secretary shall cause written, telephonic or telecopied notice of the place, date, and hour of each meeting of Shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by telephone, facsimile, other electronic transmission, or mail, not less than ten nor more than 60 days prior to the meeting, to each Shareholder entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a Shareholder when deposited in the United States mail, postage prepaid, directed to the Shareholder at his, her, or its address as it appears on the record of Shareholders of the Company, or, if he, she, or it shall have duly filed with the Secretary of the Company a written request that notices to him, her, or it be mailed to some other address, then directed to such other address. Such further notice shall be given as may be required by law.

                  (b) No notice of any meeting of Shareholders need be given to any Shareholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of Shareholders need be specified in a written waiver of notice. The of any Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except when the Shareholder attends a meeting for the sole and express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  2.4. Quorum. The required number of Shareholders to be present at any meeting of Shareholders so to constitute a quorum thereat shall be as set forth in the Operating Agreement.

                  2.5. Voting. Shareholders shall be entitled to vote on such actions as are specified in the Operating Agreement, and the required vote of Shareholders to approve any such actions shall be as is set forth in the Operating Agreement.

                  2.6. Adjournment. If a quorum is not present at any meeting of Shareholders, the Shareholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. The Shareholders present in person or by proxy shall have the power to adjourn any meeting of the Shareholders. Notice of any adjourned meeting of Shareholders of the Company need not be given if the place, date, and hour thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than 30 days, a notice of the adjourned meeting, conforming to the requirements of Section 2.3 hereof, shall be given to each Shareholder entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

                  2.7. Proxies. (a) Any Shareholder entitled to vote at any meeting of Shareholders or to express consent to or dissent from action without a meeting may, by a written


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instrument signed by such Shareholder or his, her or its attorney-in-fact, authorize another Person to vote at any such meeting and express such consent or dissent for him, her or it by proxy. Execution may be accomplished by the Shareholder or his, her or its authorized officer, director, employee or agent signing such writing or causing his, her or its signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile signature. A Shareholder may authorize another Person to act for him, her or it as proxy by transmitting or authorizing the transmission of a telegram, facsimile or other means of electronic transmission to the Person who will be the holder of the proxy; provided, that any such telegram, facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, facsimile or other electronic transmission was authorized by the Shareholder.

                  (b) No such proxy shall be voted or acted upon after the expiration of the three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

                  2.8. Organization; Procedure. At every meeting of Shareholders, the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the President or, in the event of his or her absence or disability, a presiding officer chosen by the Board of Directors prior to or at such meeting. The Secretary, any Assistant Secretary, or any appointee of the presiding officer shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of Shareholders may be determined by such presiding officer.

                  2.9. Inspectors. The presiding officer of the meeting of Shareholders shall appoint one or more inspectors to act at any meeting of Shareholders. Such inspectors shall perform such duties as shall be specified by the presiding officer of the meeting. Inspectors need not be Shareholders. No Director or nominee for the office of Director shall be appointed to be such inspector.

                  2.10. Consent of Shareholders in Lieu of Meeting. (a) To the fullest extent permitted by the Delaware Limited Liability Company Act, DEL. CODE ANN. tit. 6, ch. 18, as amended from time to time (the "Act"), but subject to the terms of the Operating Agreement (which limit, define or modify such rights in certain circumstances), whenever the vote of Shareholders at a meeting is required or permitted to be taken for or in connection with any action, such action may be taken without a meeting, without prior notice, and without a vote of Shareholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of such percentage of the Shares entitled to vote as would be necessary under the terms of the Operating Agreement to authorize or take such action and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or a Director, officer, or agent of the Company having custody of the book in which proceedings of meetings of Shareholders are recorded.

                  (b) Prompt written or telephonic notice of the taking of any action without a meeting by less than unanimous written consent of the Shareholders entitled to vote shall be given to those Shareholders (entitled to vote thereon) who have not consented in writing.

                  2.11. Action by Telephonic Communications. Shareholders may participate in a meeting of Shareholders by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  2.12. Shareholder Proposals. For any Shareholder proposal to be presented in connection with an annual meeting of Shareholders of the Company, as permitted by this Agreement or required by applicable law, including any proposal relating to the nomination of a person to be elected to the Board of Directors of the Company, the Shareholders must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Shareholder's notice shall be delivered to the Secretary at the principal business offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such Shareholder, as they may appear on the Company's books, and of such beneficial owner and (ii) the class and number of Shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner.

                                  ARTICLE III.

                               Board of Directors
                               ------------------

                  3.1. General Powers. Except as may otherwise be provided by the Act or by the terms of the Operating Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, and the Board of Directors may exercise all the powers of the Company as set forth in the Operating Agreement. The Directors shall act only as a Board or by designated committees, and the individual Directors shall have no power as such.

                  3.2. Number and Term of Office. The number and classes of Directors constituting the entire Board of Directors shall be as provided by the terms of the Operating Agreement. Each Director (whenever elected) shall, subject to the terms of the Operating Agreement, hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal. A Director shall not be required to be a Shareholder or a resident of the State of Delaware.

                  3.3. Election of Directors. Except as provided in Section 3.12 hereof, or as otherwise provided in the Operating Agreement (with respect to Specially Appointed Directors(s), the Payments Director, or otherwise), the appropriate class and number of Directors shall be elected at each annual meeting of Shareholders. At each meeting of Shareholders for the election of Directors, provided a quorum of Shareholders is present, the appropriate class and number of Directors to be elected thereat shall be elected by the vote of Shareholders (entitled to vote thereon) set forth in the Operating Agreement. The Operating Agreement shall govern the election of specific classes of directors in addition to the Specially Appointed Director(s) and Payments Director.

                  3.4. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of Shareholders at the place of such annual meeting of Shareholders or at such other place as the Board of Directors may determine. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given; provided, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed, given by telephone, hand delivered or sent by facsimile promptly, to each Director who shall not have been present at the meeting at which such action was taken. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

                  3.5. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President or by a majority of the members of the Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or facsimile, or on three days' notice, if notice is mailed to each Director. Unless otherwise indicated in the notice thereof, and subject to the terms of Operating Agreement, any and all business may be transaction at any special meeting of the Board of Directors. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

                  3.6. Quorum: Voting. Subject to the terms of the Operating Agreement and these By-Laws with respect to matters on which action may be taken without the presence of a


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quorum, at all meetings of the Board of Directors, the presence of a majority of the members of the Board (including in such membership count the Specially Appointed Director(s) and the Payments Director) then in office as Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, and subject to the terms of the Operating Agreement and these By-Laws (with respect to the required vote of disinterested Directors on certain specified matters or otherwise), the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  3.7. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 hereof shall be given to each Director.

                  3.8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  3.9. Regulations: Manner of Acting. To the extent consistent with applicable law and the terms of the Operating Agreement, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Company as the Board of Directors may deem appropriate.

                  3.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  3.11. Resignations; Removal. Subject to the terms of the Operating Agreement, a Director may resign at any time upon 60 days' prior written notice to the Company. A Director may be removed, with or without cause at any time pursuant to the terms of the Operating Agreement.

                  3.12. Vacancies and Newly Created Directorships. Subject to the terms of the Operating Agreement (with respect to the Specially Appointed Director(s), Payments Director, or other Directors to be elected by a specific class of Shares), if any vacancies shall exist or occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased by the Board of Directors or by the Operating Agreement, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created position on the Board shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created position on the Board of Directors also may be filled at any time by vote of Shareholders pursuant to the terms of the Operating Agreement and Section 3.3 hereof. In the event that a vacancy on the Board of Directors is filled pursuant to the terms of this Section 3.12, any such replacement shall assume the term of his/her predecessor.

                  3.13. Books and Records. (a) The Board of Directors shall cause to be kept complete and accurate books and records of account of the Company. The books of the Company (other than books required to maintain Capital Accounts) shall be kept on a basis that permits the preparation of financial statements in accordance with generally accepted accounting principles, and shall be made available to the Board of Directors for review from time to time, at the principal business office of the Company.

                  (b) In addition to the foregoing, and for purposes of fully complying with the Act so to allow Shareholders access to certain information relating to the Company (for any purpose reasonably related to the requesting Shareholder's interest as a Shareholder of the Company), the Company shall maintain at its principal business office the following information: (i) a current list of the full name and last known business or mailing address of each Shareholder and Director, set forth in alphabetical order, (ii) a copy of the Certificate, the Operating Agreement and By-Laws including all amendments thereto, and executed copies of all powers of attorney pursuant to which the Certificate, the Operating Agreement or any amendment thereto has been executed,
(iii) copies of the Company's federal, state and local income tax returns and reports, for each fiscal year of the Company, (iv) copies of any financial statements of the Company for the three most recent years (or for such number of years as shall be necessary to afford a Shareholder full information regarding the financial condition of the Company), (v) true and full information regarding the status of the business of the Company, (vi) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Shareholder and which each Shareholder has agreed to contribute in the future, and the date on which each became a Shareholder, and (vii) all other records and information required to be maintained pursuant to the Act. A Shareholder desiring to review any of the foregoing information must, prior to being given access to such information, make a written request on the Board of Directors or President of the Company for permission to review such information. Whether or not to allow access to Shareholders to any of the foregoing information shall be at the sole discretion of the Board of Directors or President of the Company, and shall be subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as shall be established by the Board of Directors or President of the Company from time to time.

                  (c) Notwithstanding anything contained in the foregoing to the contrary, but subject to the provisions of the Act, the Board of Directors and the President each has the right to keep confidential from the Shareholders, for such period of time as the Board of Directors or President deems reasonable, any information which the Board of Directors or President reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board of Directors or President in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

                  3.14. Reports. Forthwith upon request, the Board of Directors shall, at the cost and expense of the Company, cause the officers of the Company to furnish to each Director such information bearing on the financial condition and operations of the Company as any such Director may from time to time reasonably request, provided however, that such Director shall hold and maintain all such information in confidence unless otherwise approved in advance by the Board of Directors.

                  3.15. Compensation to Directors. Compensation for any Director shall be determined by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum. Upon submission of appropriate documentation, the Company shall reimburse Directors for all reasonable costs and expenses incurred by each Director in the performance of his/her duties as a Director of the Company.

                  3.16. Reserves. The Board of Directors may from time to time in its discretion establish reasonable cash reserves.

                  3.17. Committees of the Board of Directors. The Board of Directors may, from time to time, establish committees of the Board of Directors to exercise such powers and authorities of the Board of Directors and to perform such other functions, as the Board of Directors may from time to time determine by resolution. Such committees shall be composed of two or more Directors. The Board of Directors shall appoint all members, including the chairman, of each such committee.

                                   ARTICLE IV.

                                    Officers
                                    --------

                  4.1. Number. The officers of the Company shall consist of a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Chief Financial Officer, and, if deemed necessary, expedient, or desirable by the Board of Directors, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate.

                  4.2. Election. Unless otherwise determined by the Board of Directors, the officers of the Company shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

                  4.3. Salaries. The salaries of the Chief Executive Officer and the Executive and Senior Vice Presidents of the Company shall be fixed by the Compensation Commitee; the salaries of the other officers, employees and agents of the Company shall be fixed by the Board of Directors.

                  4.4. Resignation, Vacancies and Removal. Subject to any employment contractual arrangements that may be in place with the Company, any officer may resign at any time by giving written notice of resignation, signed by such officer, to the Board of Directors, at the Company's principal office. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise, shall, subject to the terms of the Operating Agreement, be filled by the Board of Directors. Subject to any employment contractual arrangements that may be in place with the Company, all officers, agents and employees of the Company shall be subject to removal with or without cause at any time by the affirmative vote of a majority of all members of the Board of Directors then in office.

                  4.5. Authority and Duties of Officers. The officers of the Company shall have such authority and shall exercise such powers and perform such duties as may be specified in the Operating Agreement, in these By-Laws or from time to time by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The express powers and duties set forth below for each officer shall not restrict nor be in limitation of any powers or duties that may be delegated to any such officer by the Board of Directors or the President.

                  4.6. The Chairman of the Board. The Chairman of the Board shall preside at all meeting of the Shareholders and of the Board of Directors at which he or she is present. The Chairman of the Board (a) shall perform all of the duties usually incident to such office, subject to the direction of the Board of Directors and (b) shall perform such other duties as may from time to time be assigned by the Board of Directors to the Chairman of the Board.

                  4.7. The President. The President shall be the chief executive officer and the chief operating officer of the Company, shall have general control and supervision of the policies and operations of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Company's business and affairs. In the event of the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the Shareholders and the Directors at which he or she is present. He or she shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Company, if any, is affixed, subject to any requirements for prior approval of the Board of Directors and/or the Shareholders contained in the Act or in the Operating Agreement. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Company as the conduct of the business of the Company may require, and to remove or suspend any employee or agent elected or appointed by him or her. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  4.8. The Vice President. If one or more Vice Presidents is elected, he/they shall perform the duties of the President in his absence (in their order of rank) and such other duties as may from time to time be assigned to them by the Board of Directors or the President.

                  4.9. The Secretary. The Secretary shall have the following powers and duties: (a) keep or cause to be kept a record of all the proceedings of the meetings of Shareholders and of the Board of Directors in books provided for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law; (c) be the custodian of the records of the Company; (d) properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the terms of the Operating Agreement or these By-Laws; (e) have charge of the books and ledgers of the Company and cause the books to be kept in such manner as to show at any time the Shares of all Shareholders, the names (alphabetically arranged) and the addresses of the Shareholders, the Shares held by such Shareholders, and the date as of which each became a Shareholder; (f) sign (unless the Chief Financial Officer, an Assistant Financial Officer or Assistant Secretary shall have signed) certificates (if any) representing Shares, the issuance of which shall have been authorized by the Board of Directors; and (g) perform, in general, all duties incident to the officer of Secretary and such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

                  4.10. The Chief Financial Officer. The Chief Financial Officer shall have the following powers and duties: (a) have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Company, and shall keep or cause to be kept full and accurate records of all receipts of the Company; (b) cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with the terms of the Operating Agreement and these By-Laws; (c) cause the moneys of the Company to be disbursed by checks or drafts (signed as provided in Section 7.2 hereof) upon the authorized depositaries of the Company and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors, individual directors or the President, whenever requested, a statement of the financial condition of the Company and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the Shareholders, if called upon to do so by the Board of Directors or the President; (e) be empowered from time to time to require from any officers or agents of the Company reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Company; (f) sign (unless an Assistant Financial Officer or the Secretary or an Assistant Secretary shall have signed) certificates (if any) representing Shares, the issuance of which shall have been authorized by the Board of Directors; and (g) perform, in general, all duties incident to the office of Chief Financial Officer and such other duties as may be assigned to him or her from time to time by the Board of Directors or the President.

                  4.11. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

                  4.12. Failure to Elect. A failure to elect officers shall not dissolve or otherwise affect the Company.

                                   ARTICLE V.

                            Notice; Waivers of Notice
                            -------------------------

                  5.1. Notice, What Constitutes. Except as otherwise provided by the terms of these By-Laws, any provision of applicable law, the Operating Agreement or these By-Laws which requires notice to be given to any Director or Shareholder of the Company shall not be deemed or construed to require personal notice (unless otherwise expressly provided therein), such notice may be given in writing and delivered by telecopy, first or second class mail or Federal Express or similar expedited commercial carrier, addressed to such Director or Shareholder at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is received or deposited in the U.S. mail or with Federal Express or similar expedited commercial carrier or at the time it is telecopied.

                  Whenever any notice is required to be given by applicable law, the terms of the Operating Agreement or these By-Laws to any Shareholder, to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such Shareholder during the period between such two consecutive annual meetings, or
(b) all, and at least two, distributions (if sent by first class mail, Federal Express or similar expedited commercial carrier) during a twelve-month period, have been mailed addressed to such Shareholder at his address as shown on the records of the Company and have been returned undeliverable, the giving of such notice to such Shareholder shall not thereafter be required. Any action or meeting which shall be taken or held without notice to such Shareholder shall have the same force and effect as if such notice had been duly given.

                  If any such Shareholder shall deliver to the Company a written notice setting forth his then current address, the requirement that notice be given to such Shareholder shall be reinstated.

                  5.2. Waivers of Notice. Except as otherwise provided by the terms of these By-Laws, whenever any notice is required to be given under applicable law, the terms of the Operating Agreement or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as otherwise provided by applicable law, the terms of the Operating Agreement or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of Shareholders, Directors or members of a committee of Directors need be specified in any written waiver of notice of such meeting.

                                   ARTICLE VI.

                     Certificates of Shares, Transfer, Etc.
                     --------------------------------------

                  6.1. Issuance. Each Shareholder shall be entitled to a certificate or certificates for Shares of the Company owned by him, her or it upon his, her or its request therefor. The Share certificates of the Company shall be registered in the Share ledger and transfer books of the Company as they are issued. They shall be signed by (i) the Chairman of the Board, the President or a Vice-President, and (ii) the Secretary or an Assistant Secretary, if any, or by the Chief Financial Officer or an Assistant Financial Officer, if any; and shall bear the Company's seal, if any, which may be a facsimile, engraved or printed. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issue.

                  6.2. Transfer, Legends, etc. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the reaction upon its books. Subject to applicable law, the Board of Directors may, by resolution,
(a) impose restrictions on transfer or registration of transfer of Shares of the Company, and (b) require as a condition to the issuance or transfer of such Shares that the person or persons to whom such Shares are to be issued or transferred agree in writing to such restrictions. In the event that any such restrictions on transfer or registration of transfer are so imposed, the Company shall require that such restrictions be conspicuously noted on all certificates representing such Shares.

                  6.3. Share Certificate. Share certificates of the Company shall be in such form as is required or authorized by statute and approved by the Board of Directors. The Share record books and the blank Share certificate books shall be kept by the Secretary or an Assistant Secretary, if any, or by any agent designated by the Board of Directors for that purpose.

                  6.4. Lost, Stolen, Defaced, Worn Out, or Destroyed. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, defaced, worn out or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of Share to be lost, stolen, defaced, worn out or destroyed. When authorizing such issuance of a new certificate or certificates, the Company may, as a condition precedent thereto, (a) require the owner of any defaced or worn out certificate to deliver such certificate to the Company and order the cancellation of the same, and (b) require the owner of any lost, stolen, or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as the Company shall require and to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed. Thereupon, the Company may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen, defaced, worn out or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and name of the registered owner of the lost, stolen, defaced, worn out or destroyed certificate in lieu of which the new certificate is issued. Every certificate issued hereunder shall be issued without payment to the Company for such certificate; provided, that there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in providing for or obtaining any such indemnity and security as is referred to herein.

                  6.5. Record Holder of Shares. Except as otherwise provided by applicable law, the terms of the Operating Agreement, or these By-Laws, the Company (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive distributions and to vote as such owner and (b) shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereon.

                  The Company may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect of Shares of record in the name of a decedent holder, a person, firm or corporation in conservation, receivership or bankruptcy, a minor, an incompetent person, or a person under disability, as the case may be, for whom such fiduciary is acting, and the Company, its transfer agent and its registrar, if any, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable for any loss caused by any act done or omitted to be done by the Company or its transfer agent or registrar, if any, in reliance thereon.

                  6.6. Determination of Shareholders of Record. In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to the Company's actions in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action.

                  If no record date is fixed:

                  (a) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for the adjourned meeting.

                  6.7. Appointment of Transfer Agents, Registrars, etc. The Board of Directors may from time to time by resolution appoint (a) one or more transfer agents and registrars for the Shares of the Company, (b) a plan agent to administer any employee benefit, dividend reinvestment, or similar plan of the Company, and (c) a dividend disbursing agent to disburse any and all dividends authorized by the Board and payable with respect to the Shares of the Company. The Board of Directors shall also have authority to make such other rules and regulations, not inconsistent with applicable law, the terms of the Operating Agreement or these By-Laws, as it deems necessary or advisable with respect to the issuance, transfer and registration of certificates for Shares and the Shares represented thereby.

                                  ARTICLE VII.

                               General Provisions
                               ------------------

                  7.1. Contracts , etc. Except as otherwise provided by applicable law, the terms of the Operating Agreement or these By-Laws, the Board of Directors may authorize any officer or officers, any employee or employees, or any agent or agents, to enter into any contract or to execute, acknowledge or deliver any agreement, deed, mortgage, bond or other instrument in the name of and on behalf of the Company, and to affix the Company's seal, if any, thereon. Such authority may be general or confined to specific instances.

                  7.2. Checks. All checks, notes, obligations, bills of exchange, acceptances or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate by resolution, or by those officers of the Corporation given such express authority by the terms of these By-Laws.

                  7.3. Company's Seal. The Company's seal, if any such seal is approved by the Board of Directors, shall have inscribed thereon the name of the Company and the year of its formation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  7.4. Deposits. All funds of the Company shall be deposited from time to time to the credit of the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks or other orders signed by such one or more officers, employees or agents as designated in the Operating Agreement, in these By-Laws or from time to time by the Board of Directors.

                  7.5. Amendment of By-Law. Except as otherwise provided by the terms of the Operating Agreement, these By-Laws may be amended, modified or repealed, or new By-Laws may be adopted, by the affirmative vote of a majority of all members of the Board of Directors then in office at any regular meeting of the Board of Directors, or at any special meeting thereof, if notice of such amendment, modification, repeal, or adoption of new By-Laws is contained in the notice of such special meeting.

                  7.6. Operating Agreement. In the event of a conflict between the provisions of these By-Laws and the Provisions of the Operating Agreement or of applicable law, the terms of the Operating Agreement or of such law, respectively, shall control.

                                  * * * * * * *

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